Exhibit 23.1

                 CONSENT OF ROMBERGER, WILSON & BEESON, INC.

We consent to the reference to our firm in the Current Report on Form 8-K dated as of August 12, 1998, as amended by Form 8-K/A, of Esterline Technologies Corporation and to the inclusion and incorporation by reference therein of our report dated March 3, 1998, with respect to the financial statements of Kirkhill Rubber Company included therein for the fiscal year ended December 31, 1997.

ROMBERGER, WILSON & BEESON, INC.

Brea, California
October 23, 1998





































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